BYRON BANK
DEFERRED COMPENSATION PLAN FOR DIRECTORS

(Effective January 1, 2008)

Prepared by: Miller, Johnson, Snell & Cummiskey, P.L.C. 250 Monroe Avenue, N.W., Suite 800 P.O. Box 306 Grand Rapids, MI 49501-0306 (616) 831-1700

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BYRON BANK
DEFERRED COMPENSATION PLAN FOR DIRECTORS
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Article 1

Establishment and Purpose

        1.1        History and Purpose

        Byron Bank (formerly known as Byron Center State Bank) (“Company”) previously entered into Deferred Compensation Agreements with some of its Directors. A Deferred Compensation Agreement allowed a Director to defer all or part of the annual retainer fee for serving as a Director.

        1.2        This Document

        By this document, the Company is adopting the Byron Bank Deferred Compensation Plan for Directors effective January 1, 2008. The Plan replaces the Deferred Compensation Agreements with the individual Directors.

        1.3        Status of Plan Under ERISA

        The only Participants in the Plan are Directors. Each Director is treated as a self-employed individual with regard to the Director’s Fee paid to the Director. As a result, because the Plan does not benefit “employees,” the Plan is not subject to ERISA.

        1.4        Compliance with Section 409A

        The Plan provides deferred compensation under Section 409A of the Code and is intended to be interpreted consistent with the requirements of Section 409A of the Code.

Article 2

Definitions

        The following terms shall have the meanings described in this Article unless the context clearly indicates another meaning. All references in the Plan to specific articles or sections shall refer to Articles or Sections of the Plan unless otherwise stated.

        2.1        Account

        “Account” means the bookkeeping record of the Participant’s benefits under the terms of the Plan.

        2.2        Beneficiary

        “Beneficiary” means the beneficiary designated in writing by the Participant to receive benefits from the Plan in the event of his death. The Beneficiary shall be designated on a form provided by the Plan Administrator, and the Participant may change the Beneficiary designation at any time by signing and delivering a new form to the Plan Administrator.

        If the Participant designates a trust as Beneficiary, the Plan Administrator shall determine the rights of the trustee without responsibility for determining the validity, existence, or provisions of the trust. Further, the Plan Administrator shall not have responsibility for the application of sums paid to the trustee or for the discharge of the trust.

        If a Participant designates the Participant’s spouse as Beneficiary and the Participant and spouse are subsequently divorced, the judgment of divorce shall be considered to revoke the prior Beneficiary designation of the spouse.

        The rules of this paragraph apply unless provided otherwise in the Participant’s Beneficiary designation form. If the Participant designates one primary Beneficiary and the Beneficiary dies after the Participant but before benefit payments are completed, any remaining benefits shall be payable to the secondary Beneficiary. If the Participant fails to designate a secondary Beneficiary or if no secondary Beneficiary survives the primary Beneficiary, any remaining benefits shall be payable to the deceased primary Beneficiary’s heirs in the manner described in the next paragraph. If the Participant designates more than one primary Beneficiary or more than one secondary Beneficiary and a Beneficiary dies before benefit payments are completed, the share payable to the deceased Beneficiary shall be paid to the deceased Beneficiary’s heirs in the manner described in the next paragraph as if the Beneficiary was the Participant.

        If the Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, payment shall be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable. The classes, in order of priority, are as follows:

(a) The Participant’s spouse;

(b) The Participant’s children (naturally, legally adopted or children placed for adoption) or their then-living issue, by right of representation; and

(c) The legal heirs of the Participant under the laws of the Participant’s state of residence on the date of the Participant’s death.

        The facts shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee, and the records of Trustee shall be conclusive as to the amount properly payable. The distribution made in accordance with such state of facts shall constitute a complete discharge of all obligations under the provisions of the Plan.

        2.3        Board of Directors

        “Board of Directors” means the Company’s board of directors.

        2.4        Calendar Year

        “Calendar Year” means the period of January 1 through the following December 31.

        2.5        Change in Control

        “Change in Control” means any of the following types of “change in control events” under Section 409A of the Code:

(a) A change in the ownership of the Company; or

(b) A change in the ownership of O.A.K. Financial Corporation, the parent company of the Company.

However, for purposes of this Section, 75% shall be substituted for 50% in the definition of the term "change in ownership" in Treas. Reg.ss.1.409A-3(i)(5)(v).

        2.6        Company

        “Company” means Byron Bank, a Michigan banking corporation.

        2.7        Deferred Compensation Agreement

        “Deferred Compensation Agreement” means a deferred compensation agreement between a Director and the Company, as in effect before the effective date of the Plan.

        2.8        Director

        “Director” means a member of the Board of Directors or a former member of the Board of Directors who has vested benefits under the Plan.

        2.9        Director’s Fee

        “Director’s Fee” means the annual retainer paid by the Company to a Director for serving on the Board of Directors. The term “Director’s Fee” does not include fees paid for attending monthly meetings of the Board of Directors.

        2.10        Distributable Event

        “Distributable Event” means an event for which a distribution of benefits is made under Section 5.1.

        2.11        Elective Deferrals

        “Elective Deferrals” means amounts deferred under Section 4.2 from the Director’s Fee otherwise payable to a Participant.

        2.12        ERISA

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        2.13        Life Insurance Policy

        “Life Insurance Policy” means, with regard to any Participant, the life insurance policy (if any) purchased by the Company on the Participant’s life to pre-fund the Company’s obligations under the Plan.

        2.14        Participant

        “Participant” means a Director who has vested benefits under the Plan.

        2.15        Plan

        “Plan” means the Byron Bank Deferred Compensation Plan for Directors.

        2.16        Plan Administrator

        “Plan Administrator” means the Company or the committee designated by the Company as the Plan Administrator under Article 7.

        2.17        Separation from Service

        “Separation from Service” means a Participant’s “separation from service” from the Company under Section 409A of the Code. Generally, this occurs if all of the following requirements are satisfied:

(a) The Participant ceases to be a member of the Company’s Board of Directors and does not have an expectation of being reappointed;

(b) The Participant does not have any other contract to provide services to the Company or any expectation of a contract; and

(c) The Participant is not an employee of the Company.

        2.18        Specified Employee

        “Specified Employee” means a Participant who is a “specified employee” under Section 409A of the Code. Generally, this occurs if the Participant is a “key employee” under Section 416(i)(1)(A) of the Code at any time during the 12-month period ending on December 31 of each year (the “identification date”). If the person is a key employee as of any identification date, the person is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the identification date.

Article 3

Participation

        Each Director is eligible for participation in the Plan.

Article 4

Amounts Credited to Accounts

        4.1        Participant’s Account

        The Company shall maintain an Account for each Participant to record the Participant’s benefits under the terms of the Plan. Amounts shall be credited to a Participant’s Account as provided in this Article.

        The Account is for bookkeeping purposes only. The Company is not required to fund the amount credited to the Account.

        Despite any other provision of this Article, if the Company purchases a Life Insurance Policy on the life of the Participant, the amount credited to the Participant’s Account as of the date of the Participant’s Distributable Event (and as of any date before the Distributable Event) shall be equal to the cash value of that Life Insurance Policy.

        4.2        Amounts Credited Based Upon Elective Deferrals

        Before the beginning of each Calendar Year, a Participant may make an irrevocable written election to defer 0% or 100% of the Director’s Fee earned by the Participant during that Calendar Year. However, if the Participant does not make a timely new election for a Calendar Year, the Participant’s election from the prior Calendar Year shall be continued.

        The amounts deferred by a Participant under this Section are called Elective Deferrals. A Participant’s Elective Deferrals shall be credited to the Participant’s Account as soon as administratively feasible after the Director’s Fee otherwise would have been paid to the Participant.

        4.3        Amounts Credited Based Upon Interest Income

        The Plan Administrator shall credit a Participant’s Account with “interest income” for each Calendar Year. The “interest rate” shall be equal to the guaranteed dividend rate for that Calendar Year announced by the issuer of the Life Insurance Policy on the Participant’s life.

        If there is no Life Insurance Policy for the Participant, interest shall be credited to a Participant’s Account for a Calendar Year at a rate equal to the Company’s announced interest rate for 60-month certificates of deposit as of January 1 of that Calendar Year.

        4.4        Vesting

        All amounts credited to a Participant’s Account shall be fully vested and non-forfeitable.

Article 5

Distribution of Benefits

        5.1        Distributable Events

        A Participant shall have a Distributable Event on the first to occur of the following:

(a) The later of:

(1) The date the Participant attains age 65; or

(2) The date the Participant has a Separation from Service for a reason other than the Participant’s death.

(b) The Participant dies.

(c) There is a Change in Control.

        5.2        Benefit Payments Under Section 5.1(a)

(a) Form and Amount A Participant who has a Distributable Event under Section 5.1(a) shall be paid 15 equal annual installment payments in an amount that is the greater of the following:

(1) One-fifteenth ((1)/15) of the amount credited to the Participant’s Account on the date of the Participant’s Distributable Event; or

(2) The sum of the following:

        (A)        One-fifteenth ((1)/15) of the cash value of the Life Insurance Policy, if any, on the Participant’s life. The cash value shall be determined as of the date of the Participant’s Distributable Event; plus

         (B)        The projected increase in the cash value of the Life Insurance Policy on the Participant’s life during the first 12 months after the Distributable Event. The projected increase shall be determined by the issuer of the Life Insurance Policy.

(b) Time of Payment

        (1)        Except as provided in paragraph (2), the first installment payment shall be made no later than 90 days after the Participant’s Distributable Event. Each subsequent annual installment shall be paid on approximately the same date in the next Calendar Year as the date of the first payment. However, if the first payment is delayed under paragraph (2), payments in subsequent years shall be made on the date that is approximately 60 days after the Participant’s Distributable Event.

        (2)        No distribution shall be made earlier than six months after the Participant’s Separation from Service if the Participant is a Specified Employee and the stock of the Company or any Related Employer is traded on an established securities market or otherwise.

        5.3        Death Benefits

        (a)        Death After Benefit Payments Begin If a Participant dies after beginning to receive benefit payments under Section 5.2, benefit payments shall be continued to the Participant’s Beneficiary at the same time and in the same amount as would have been paid to the Participant.

        (b)        Death Before Benefit Payments Begin If a Participant dies before beginning to receive benefit payments under Section 5.2, the Participant’s Beneficiary shall be paid 10 equal annual installment payments in an amount that is the greater of the following (instead of the benefits payable under Section 5.2):

(1) 10% of the amount credited to the Participant’s Account as of the date of the Participant’s death; or

(2) 10% of the death benefit received by the Company under the Life Insurance Policy as a result of the Participant’s death.

Payment under this subsection shall begin within 90 days after the Participant’s death. Each subsequent annual installment payment shall be made on approximately the same date in the next Calendar Year as the date of the first payment.

        5.4        Benefit Payments After a Change in Control

        Despite any other provisions in Sections 5.2 and 5.3, the following rules apply if there is a Change in Control:

        (a)        Within 90 days after the Change in Control, each Participant shall receive a lump sum payment of the present value of the benefits (or remaining benefits) payable to the Participant under Section 5.2. This rule applies to Participants for whom the Change in Control is the Participant’s Distributable Event and Participants who are already receiving benefits under Section 5.2.

        (b)        Within 90 days after the Change in Control, each Beneficiary who is receiving benefit payments under Section 5.3 shall receive a lump sum payment of the present value of the remaining benefits payable to the Beneficiary.

        (c)        For purposes of determining the “present value” under subsections (a) and (b), the interest rate shall equal the average interest rate on 10-year Treasury bills for the month before the month in which the Change in Control occurs.

        5.5        Tax Withholding

        Any applicable federal, state or local income taxes shall be withheld from the payment of benefits.

        5.6        Spendthrift Provision

        No benefit or interest under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his Beneficiary.

        5.7        No Duplication of Benefits

        A Participant and the Participant’s Beneficiary shall not receive benefits under both Section 5.2 and Section 5.3(b).

Article 6

Funding

        6.1        Status of Participants as Unsecured Creditors

        The obligation of the Company to pay benefits under the Plan shall be unsecured. Each Participant is an unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

        The establishment of an account for a Participant and any pre-funding of the Company’s obligations under the Plan are not intended to create any security for payment of benefits under the Plan or change the status of the Plan as an unfunded plan for tax purposes.

        6.2        Pre-Funding of Company’s Obligations

        The Company is not required to pre-fund its liabilities under the Plan. However, the Company may choose to make investments or purchase Life Insurance Policies to pre-fund these liabilities.

        If a Life Insurance Policy is purchased, the Company shall be the applicant, owner and beneficiary of the Life Insurance Policy. The Company shall retain all incidents of ownership of the Life Insurance Policy and the Director shall have no beneficial ownership of the Life Insurance Policy. Because the Life Insurance Policy is a general asset of the Company, the Life Insurance Policy shall be subject to the claims of the Company’s creditors.

Article 7

Administration

        7.1        Plan Administrator

        The Company shall have the sole responsibility for the administration of the Plan and is designated as named fiduciary and Plan Administrator.

        7.2        Delegation of Duties

        The Company may delegate its duties as Plan Administrator to a committee appointed by its Board of Directors. The committee shall have the power and duties of the Plan Administrator which are described in this Article.

        7.3        Powers of Plan Administrator

        The Plan Administrator shall have all discretionary powers necessary to administer and satisfy its obligations under the Plan, including, but not limited to, the following:

(a) Maintain records pertaining to the Plan.

(b) Interpret the terms and provisions of the Plan.

(c) Establish procedures by which a Participant may apply for benefits under the Plan and appeal a denial of benefits.

(d) Determine a Participant’s rights under the Plan.

(e) Administer the appeal procedure provided in this Article.

(f) Delegate specific responsibilities for the operation and administration of the Plan to such employees or agents as it deems advisable and necessary.

        7.4        Appeal Procedure

        If a Participant’s application for benefits under the Plan is denied, in whole or in part, he shall be given written notice of the denial of benefits by the Plan Administrator. The notice shall be in easily understood language and shall indicate the reasons for denial and the specific provisions of the Plan on which the denial is based. The notice shall explain that the Participant may request a review of the denial and the procedure for requesting review. The notice shall describe any additional information necessary to approve a Participant’s claim and explain why such information is necessary.

        A Participant may make a written request to the Plan Administrator for a review of any denial of benefits under the Plan. The request for review must be in writing and must be made within 90 days after the mailing date of the notice of denial. The request shall refer to the provisions of the Plan on which it is based and shall set forth the facts relied upon as justifying a reversal or modification of the determination being appealed.

        A Participant may examine pertinent documents and submit pertinent issues and comments in writing. A Participant may have a duly authorized representative act on the Participant’s behalf in exercising the Participant’s right to request a review and any other rights granted by this appeal procedure. The Plan Administrator shall provide a review of the decision denying the claim for benefit within 60 days after receiving the written request for review.

Article 8

Miscellaneous

        8.1        No Rights to Continue as Board Member

        The existence of the Plan shall not grant a Participant any legal right to continue as a member of the Board of Directors, nor affect the right of the Company to discharge the Participant.

        8.2        Amendment or Termination

        The Company shall have the right to amend or terminate the Plan at any time by action of its Board of Directors. However, no amendment or termination shall reduce an amount credited to a Participant’s Account.

        If the Plan is terminated, the Participant shall not have additional amounts credited to his Account under Section 4.2, but the Participant shall be credited with additional amounts under Section 4.3 until the Participant’s vested benefits are completely distributed. The Participant shall be entitled to receive the vested amount credited to his Account upon satisfying the requirements for payment of benefits under the Plan. However, the Company may make earlier payment to the extent permitted by Section 409A of the Code.

        8.3        Severability

        The unenforceability of any provision of the Plan shall not affect the enforceability of the remaining provisions of the Plan.

        8.4        Binding Effect

        The Plan shall be binding upon any successor to the Company. For this purpose, the term “successor” includes any person, firm or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

        8.5        Construction

        Words used in the masculine shall apply to the feminine where applicable. Wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

        8.6        Governing Law

        The provisions of the Plan shall be governed by the laws of the state of Michigan.

Signature

        The Company has signed the Byron Bank Deferred Compensation Plan for Directors this 2nd day of December, 2008.

BYRON BANK By: /s/ James Luyk —————————————— Its: COO

        Each undersigned Director agrees to the terms of the Byron Bank Deferred Compensation Plan for Directors as an amendment and restatement of the prior Deferred Compensation Agreement between the Director and Byron Bank (formerly known as Byron Center State Bank).

Date: December 2, 2008 Date: December 2, 2008 Date: December 2, 2008 Date: December 2, 2008	/s/ Grace O. Shearer —————————————— /s/ Norman Fifelski —————————————— /s/ David G. Van Solkema —————————————— /s/ Dellvan Hoezee ——————————————